Exhibit 99.1

Kadmon Provides Business Update and Reports First Quarter 2017 Financial Results

-- Continuing to Streamline Operations While Advancing Clinical Pipeline --

NEW YORK, May 15, 2017 – Kadmon Holdings, Inc. (NYSE: KDMN) (“Kadmon” or the “Company”) today provided a business update and reported financial and operational results for the three months ended March 31, 2017.

“We have further streamlined our operations and reduced costs, allowing us to focus our resources towards rapidly advancing our clinical pipeline,” said Harlan W. Waksal, M.D., President and Chief Executive Officer at Kadmon. “We look forward to executing on our multiple clinical milestones in the second half of 2017, which include data readouts from our ongoing Phase 2 studies evaluating our ROCK2 inhibitor, KD025.”

Clinical and Research Update

KD025

The Company expects to report data from its three ongoing Phase 2 clinical trials as follows:

•	Open-label, dose-finding clinical trial in chronic graft-versus-host disease – initial data expected Q3 2017
•	Randomized, open-label clinical trial in idiopathic pulmonary fibrosis – initial data expected Q4 2017
•	Randomized, placebo-controlled clinical trial in moderate to severe psoriasis – full data expected Q4 2017

Tesevatinib

•	Dose-finding Phase 1 clinical trial in autosomal recessive polycystic kidney disease – expected to initiate Q2 2017
•	Randomized, double-blind, placebo-controlled Phase 2 clinical trial in autosomal dominant polycystic kidney disease – expected to initiate Q3 2017
•	Enrollment continues in the Company’s ongoing Phase 2 clinical trials in glioblastoma and in non-small cell lung cancer with brain or leptomeningeal metastases.

KD034

•

In March 2017, the Company submitted its second Abbreviated New Drug Application (ANDA) to the U.S. Food and Drug Administration for its generic trientine hydrochloride formulation for the treatment of Wilson’s disease. The Company submitted its first ANDA for its trientine hydrochloride formulation in December 2016.

Operations Update

Kadmon continues to implement operational changes to increase efficiency and to prioritize the development of its clinical pipeline and drug discovery efforts:

•	Kadmon has streamlined its operations to reduce overall selling, general and administrative (SG&A) expenses:

o	Since January 2017, the Company has reduced its workforce by 14 percent, to 102 employees.

o	As a result of these and other actions, Kadmon expects to reduce its cash burn by approximately $5 million over the next 12 months.

•

Together with its lending syndicate, Kadmon has amended its 2015 Credit Agreement, which allows the Company to, among other things, defer the capital raise requirement of $17.0 million to the end of Q4 2017, and defer mandatory monthly principal payments until January 31, 2018, enabling the Company to direct all of its financial resources to research and clinical development. In addition, the Company is able to include non-dilutive funding from, or arising out of, one or more strategic transactions in satisfaction of the future capital raising covenant.

Financial Results

First Quarter 2017 Results

Loss from operations was $13.9 million for the three months ended March 31, 2017, compared to $20.5 million for the same period in 2016.

Revenue was $5.6 million for the three months ended March 31, 2017, compared to $9.7 million for the same period in 2016.  The Company expects sales of its ribavirin portfolio of products to contribute insignificantly in 2017 and beyond.

Research and development expenses were $8.4 million for the three months ended March 31, 2017, compared to $9.1 million for the same period in 2016.

SG&A expenses were $10.1 million for the three months ended March 31, 2017, compared to $23.7 million for the same period in 2016. The decrease in SG&A expenses for the first quarter of 2017 is primarily related to a decrease in salary and salary-related expense of $3.4 million, consulting expense related to an advisory agreement of $2.3 million and amortization of intangible assets of $5.6 million.

Liquidity and Capital Resources

As of March 31, 2017, Kadmon’s cash and cash equivalents totaled $43.0 million, compared to $36.1 million as of December 31, 2016.  In March 2017, Kadmon completed a private placement equity financing pursuant to which Kadmon received gross proceeds of approximately $23 million from the issuance of 6,767,855 shares of Kadmon’s common stock, at a price of $3.36 per share, and warrants to purchase 2,707,138 shares of Kadmon’s common stock at an initial exercise price of $4.50 per share for a term of 13 months from the date of issuance. If these warrants are exercised, the Company would receive approximately $12.2 million.

About Kadmon Holdings, Inc.

Kadmon Holdings, Inc. is a fully integrated biopharmaceutical company developing innovative products for significant unmet medical needs. We have a diversified product pipeline in autoimmune and fibrotic diseases, oncology and genetic diseases.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, included or incorporated in this press release, including statements regarding the Company's strategy, future operations, collaborations, intellectual property, cash resources, financial position, future revenues, projected costs, prospects, clinical trials, plans, and objectives of management, are forward-looking statements. The words “believes,” “anticipates,” “estimates,” “plans,” “expects,” “intends,” “may,” “could,” “should,” “potential,” “likely,” “projects,” “continue,” “will,” and “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Kadmon cannot guarantee that it will actually achieve the plans, intentions or expectations disclosed in its forward-looking statements and you should not place undue reliance on the Company’s forward-looking statements. There are a number of important factors that could cause Kadmon’s actual results to differ materially from those indicated or implied by its forward-looking statements. We believe that these factors include, but are not limited to, (i) the initiation, timing, progress and results of our preclinical studies and clinical trials, and our research and development programs; (ii) our ability to advance product candidates into, and successfully complete, clinical trials; (iii) our reliance on the success of our product candidates; (iv) the timing or likelihood of regulatory filings and approvals; (v) our ability to expand our sales and marketing capabilities; (vi) the commercialization of our product candidates, if approved; (vii)  the pricing and reimbursement of our product candidates, if approved; (viii) the implementation of our business model, strategic plans for our business, product candidates and technology; (ix) the scope of protection we are able to establish and maintain for intellectual property rights covering our product candidates and technology; (x) our ability to operate our business without infringing the intellectual property rights and proprietary technology of third parties; (xi) costs associated with defending intellectual property infringement, product liability and other claims; (xii) regulatory developments in the United States, Europe and other jurisdictions; (xiii) estimates of our expenses, future revenues, capital requirements and our needs for additional financing; (xiv) the potential benefits of strategic collaboration agreements and our ability to enter into strategic arrangements; (xv) our ability to maintain and establish collaborations or obtain additional grant funding; (xvi) the rate and degree of market acceptance of our product candidates; (xvii) developments relating to our competitors and our industry, including competing therapies; (xviii) our ability to effectively manage our anticipated growth; (xix) our ability to attract and retain qualified employees and key personnel; (xx) our ability to achieve anticipated cost savings and other benefits from our efforts to streamline our operations and to not harm our business with such efforts; (xxi) our expectations regarding the period during which we qualify as an emerging growth company under the JOBS Act; (xxii) statements regarding future revenue, hiring plans, expenses, capital expenditures, capital requirements and share performance; (xxiii) litigation, including costs associated with prosecuting or defending pending or threatened claims and any adverse outcomes or settlements, whether or not covered by insurance; (xxiv) our expected use of proceeds from our initial public offering, March 2017 private placement and other sources of liquidity; (xxv) the future trading price of the shares of our common stock and impact of securities analysts’ reports on these prices; and/or (xxvi) other risks and uncertainties. More detailed information about Kadmon and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including, without limitation, the Company’s prospectus filed pursuant to Rule 424(b) under the Securities Act with the SEC on July 27, 2016 and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016. Investors and security holders are urged to read these documents free of charge on the SEC’s website at www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Kadmon Holdings, Inc.
Consolidated Statements of Operations - Unaudited
(in thousands, except per share data)

	Three Months Ended
	March 31,
	2017	2016
Revenues
Net sales	$2,336	$6,192
License and other revenue	3,230	3,471
Total revenue	5,566	9,663
Cost of sales	567	1,085
Write-down of inventory	370	135
Gross profit	4,629	8,443
Operating expenses:
Research and development	8,447	9,083
Selling, general and administrative	10,118	23,686
Gain on settlement of payable	—	(3,875)
Total operating expenses	18,565	28,894
Loss from operations	(13,936)	(20,451)
Total other expense	3,315	12,407
Income tax expense	316	315
Net loss	$(17,567)	$(33,173)
Deemed dividend on convertible preferred stock	469	—
Net loss attributable to common stockholders	$(18,036)	$(33,173)

Basic and diluted net loss per share of common stock	$(0.39)	$(4.00)
Weighted average basic and diluted shares of common stock outstanding	46,507,435	8,302,635

Kadmon Holdings, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	March 31,	December 31,
	2017	2016
	(unaudited)

Cash and cash equivalents	$43,049	$36,093
Other current assets	5,516	4,194
Other noncurrent assets	19,383	22,269
Total assets	$67,948	$62,556

Current liabilities	$23,741	$24,746
Other long term liabilities	32,799	34,325
Secured term debt – non-current, net	31,023	28,677
Total liabilities	87,563	87,748
Total stockholders’ deficit	(19,615)	(25,192)
Total liabilities and stockholders’ deficit	$67,948	$62,556

Contact Information

Ellen Tremaine, Investor Relations

646.490.2989

ellen.tremaine@kadmon.com

Maeve Conneighton

212.600.1902

maeve@argotpartners.com